                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Brown Group, Inc.
   ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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

                           [LOGO] BROWN GROUP, INC.

   8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029


NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 1997

        The Annual Meeting of Shareholders of Brown Group, Inc. (the "Corporation") will be held on the 22nd day of May, 1997, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri, for the following purposes:

A.      To elect four Directors; and

B. To transact such other business as may properly come before the meeting.

        On January 9, 1997, the Board of Directors of the Corporation amended
Article II, Section 1 of the Bylaws of the Corporation to increase the number of Directors from eleven to twelve, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into three classes of four Directors each. At the same meeting, the Board of Directors elected Mr. Thomas A. Williams to fill the Directorial vacancy created by this amendment to the Bylaws, to serve until the 1997 Annual Meeting of the Shareholders of the Corporation. Article II, Section 1 of the Bylaws, as so amended, is set forth in Exhibit 1 to the accompanying Proxy Statement.

        Holders of Common Stock of the Corporation whose names appear of record on the books of the Corporation at the close of business on April 2, 1997 are entitled to receive notice of and to vote at said meeting.

                                       ROBERT D. PICKLE
                                       Vice President, General Counsel
                                       and Corporate Secretary

8300 Maryland Avenue
Post Office Box 29
St. Louis, Missouri 63166-0029
April 16, 1997

        Shareholders are urged to sign, date and return the enclosed Proxy as soon as possible. A postage paid, return addressed envelope is enclosed for your convenience.

                            [LOGO] BROWN GROUP, INC.

   8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029


                                PROXY STATEMENT

                                   ---------

                 ANNUAL MEETING OF SHAREHOLDERS, MAY 22, 1997

                                   ---------

        This Proxy Statement is furnished to Shareholders of Brown Group, Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of Proxies for use at the Annual Meeting of Shareholders to be held on May 22, 1997, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        On the April 2, 1997 record date, the Corporation had outstanding 18,029,927 shares of Common Stock of the par value of $3.75 per share, each of which is entitled to one vote. The Corporation's Annual Report for the Fiscal Year ended February 1, 1997 accompanies this Proxy Statement. Such report shall not, however, be considered as proxy soliciting material. This Proxy Statement, the enclosed form of Proxy, and the Corporation's Annual Report to Shareholders are being mailed to Shareholders of the Corporation on or about April 16, 1997.

                            PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information with respect to the single person known by the Corporation, as of April 2, 1997, to beneficially own more than 5% of the Common Stock of the Corporation:

                                                       NUMBER OF                 PERCENT OF
                                                       SHARES OF                OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                  COMMON STOCK              COMMON STOCK
------------------------------------                  ------------              ------------


John Hancock Mutual Life Insurance Company,
through its indirect, wholly-owned Subsidiaries
John Hancock Place                                    1,394,015<F1>             7.7%<F1>
Post Office Box 111
Boston, Massachusetts 02117

---------------------

<F1>    Based on written representations made to the Corporation by such
        Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting authority over 642,370 shares and sole investment authority over 1,394,015 shares.

                        SECURITY HOLDINGS OF MANAGEMENT

        The following table sets forth, as of April 2, 1997, the amounts of Common Stock of the Corporation beneficially owned by each Director of the Corporation, each nominee for election as a Director of the Corporation, certain Executive Officers of the Corporation who are listed in the Summary Compensation Table on page 10 of this Proxy Statement, and all Directors and Executive Officers of the Corporation as a Group, together with the number of incentive options and non-qualified options to purchase shares of Common Stock which are exercisable by such persons, either immediately or by June 1, 1997, at prices ranging from $14.4375 to $37.8125 per share, and which option shares are considered to be beneficially owned by such persons pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934:

                                                             AMOUNT OF COMMON STOCK
                                                               BENEFICIALLY OWNED
                                                      -------------------------------------
                                                      NUMBER OF                 OPTIONS
                                                       SHARES                EXERCISABLE BY
NAME                                                    OWNED                 JUNE 1, 1997
----                                                  ---------              --------------

Joseph L. Bower...................................       2,700                       -0-

B. A. Bridgewater, Jr.............................     163,199                    21,732

Brian C. Cook.....................................      60,520                    19,518

Julie C. Esrey....................................       1,500                       -0-

Richard A. Liddy..................................       2,000                       -0-

John Peters MacCarthy.............................       4,250                       -0-

John D. Macomber..................................       3,500                       -0-

William E. Maritz.................................       2,500                       -0-

General Edward C. Meyer, Retired..................       2,500                       -0-

Gary M. Rich......................................      13,604                     8,750

Harry E. Rich.....................................      37,687                    19,449

Jerry E. Ritter...................................       2,000                       -0-

Daniel R. Toll....................................       2,700                       -0-

Thomas A. Williams................................      40,510                    18,750

Directors and Executive Officers as a Group
  (25 persons, including those named above).......     481,913                   195,932

        Mr. B. A. Bridgewater, Jr. is the beneficial owner of 1.01% of the Corporation's Common Stock. Each other person identified in the preceding table is the beneficial owner of less than 1% of the Corporation's Common Stock. The 25 persons comprising Directors and Executive Officers as a Group are, in the aggregate, the beneficial owners of 3.7% of such outstanding Common Stock, when the shares subject to the options described above are considered as beneficially owned by such persons. Such option shares have been deemed to be outstanding as of April 2, 1997, for purposes of calculating the aggregate percentage beneficially owned by Directors and Executive Officers as a Group.

                                      (A)
                           THE ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. This classified Board structure was adopted on November 2, 1954. Four Directors are to be elected for terms expiring at the Annual Meeting in 2000; four Directors will continue in office for terms expiring at the Annual Meeting in 1999; and four Directors will continue in office for terms expiring at the Annual Meeting in 1998 (or, in the case of each Director, until such Director's successor has been elected and qualified). It is intended that the votes will be cast pursuant to the accompanying Proxy for the election of the nominees named below, unless otherwise directed. In the event that any nominees for office should for any reason become unavailable, although no reason is known why any will be unable to serve, it is intended that votes will be cast pursuant to the accompanying Proxy for substitute nominees designated by the Board of Directors, except for Proxies marked to the contrary.

        The nominees and the Directors who will continue in office, the terms for which they are nominated or have been elected, their other positions or offices with the Corporation, their ages, the respective years which marked the commencement of their continuous service as Directors of the Corporation and their principal current occupations are as set forth below. All nominees except Mr. Thomas A. Williams and all Directors continuing in office previously have been elected by the Shareholders.

TO BE ELECTED FOR A TERM
OF THREE YEARS

                                                                                    DIRECTOR
                            NAME AND OTHER POSITIONS OR OFFICES WITH              CONTINUOUSLY
                            THE CORPORATION                             AGE           SINCE
                            ----------------------------------------    ----      -------------
                            JOSEPH L. BOWER
                            Chairman of the Corporation's
BOWER [PHOTO]               Compensation Committee and Member of the
                            Corporation's Executive Committee.......     58           1987

                            HARRY E. RICH
                            Executive Vice President and Chief
RICH [PHOTO]                Financial Officer; Member of the
                            Corporation's Executive Committee.......     57           1985

                            JERRY E. RITTER
                            Member of the Corporation's Audit
RITTER [PHOTO]              Committee and Member of the
                            Corporation's Compensation Committee....     62           1996

                            THOMAS A. WILLIAMS
                            Vice President of the Corporation and
WILLIAMS [PHOTO]            President, Brown Shoe Company...........     48           1997


                                    5

TO CONTINUE IN OFFICE
FOR TWO YEARS

                                                                                    DIRECTOR
                            NAME AND OTHER POSITIONS OR OFFICES WITH              CONTINUOUSLY
                            THE CORPORATION                             AGE           SINCE
                            ----------------------------------------    ----      -------------
                            JOHN PETERS MACCARTHY
                            Member of the Corporation's Audit
MacCARTHY [PHOTO]           Committee and Member of the
                            Corporation's Compensation Committee....     64           1996

                            JOHN D. MACOMBER
                            Member of the Corporation's Compensation
                            Committee and Member of the
MACOMBER [PHOTO]            Corporation's Governance and Nominating
                            Committee...............................     69           1993

                            WILLIAM E. MARITZ
                            Chairman of the Corporation's Governance
                            and Nominating Committee; Member of the
MARITZ [PHOTO]              Corporation's Executive Committee and
                            Member of the Corporation's Audit
                            Committee...............................     68           1983

                            GENERAL EDWARD C. MEYER, RETIRED
                            Member of the Corporation's Compensation
MEYER [PHOTO]               Committee and Member of the
                            Corporation's Governance and Nominating
                            Committee...............................     68           1992


                                    6

TO CONTINUE IN OFFICE
FOR ONE YEAR

                                                                                    DIRECTOR
                            NAME AND OTHER POSITIONS OR OFFICES WITH              CONTINUOUSLY
                            THE CORPORATION                             AGE           SINCE
                            ----------------------------------------    ----      -------------
                            B. A. BRIDGEWATER, JR.
                            Chairman of the Board of Directors,
BRIDGEWATER [PHOTO]         President and Chief Executive Officer;
                            Chairman of the Corporation's Executive
                            Committee...............................     63           1978

                            JULIE C. ESREY
                            Member of the Corporation's Audit
ESREY [PHOTO]               Committee and Member of the
                            Corporation's Governance and Nominating
                            Committee...............................     58           1995

                            RICHARD A. LIDDY
                            Chairman of the Corporation's Audit
                            Committee; Member of the Corporation's
LIDDY [PHOTO]               Executive Committee and Member of the
                            Corporation's Governance and Nominating
                            Committee...............................     61           1994

                            DANIEL R. TOLL
                            Member of the Corporation's Audit
TOLL [PHOTO]                Committee and Member of the
                            Corporation's Compensation Committee....     69           1981

        The following are brief summaries of the business experience, during the period of the past five years, of each of the nominees for election as Directors of the Corporation and of each of the present Directors of the Corporation who are continuing in office, including, where applicable, information as to the other company directorships currently held by each of them:

        Mr. Joseph L. Bower is, and for the period of the past five years has been, the Donald Kirk David Professor of Business Administration at the Harvard Business School. In addition, from September, 1985 until September, 1989, he was Senior Associate Dean and Director of External Relations at that institution, where since September, 1989, he has been Chairman of Doctoral Programs and Director of Research. Mr. Bower serves as a director of Anika Research, the M. L. Lee Acquisition Fund, the New America High Income Fund and Sonesta International Hotels Corporation and as a Trustee of the New England Conservatory of Music and of the Dana DeCordova Museum.

        Mr. B. A. Bridgewater, Jr. has been Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation during the past five years. He serves also as a director of ENSERCH Corporation and Enserch Exploration, Inc., FMC Corporation, McDonnell Douglas Corporation and NationsBank Corporation and as a Trustee of Washington University.

        Mrs. Julie C. Esrey serves as a director of various organizations. From 1962 to 1976, she was employed as an International Economist for Exxon Corporation, where she subsequently was engaged as a consultant. Mrs. Esrey is a member of the Executive Committee of the Board of Trustees of Duke University, a director of the Duke Management Company and a member of the Board of Visitors of the Duke University Medical Center. She also has recently served as a director of Bank IV Kansas, National Association, in Wichita, Kansas and as a member of the Central Governing Board for the Children's Mercy Hospital, in Kansas City, Missouri.

        Mr. Richard A. Liddy is a director and Chairman of the Board of Directors, President and Chief Executive Officer of the General American Life Insurance Company. He served as President and Chief Executive Officer of that organization from 1992 until January 26, 1995, when he was elected to the additional office of Chairman of the Board of Directors, and from 1988 until 1992 was President and Chief Operating Officer of the General American Life Insurance Company. Mr. Liddy is a director and Chairman of the Board of the Reinsurance Group of America, Inc., and of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc. Mr. Liddy serves on the Boards of Directors of Ralston Purina Company, Union Electric Company, the Boy Scouts of America, the Missouri Historical Society, the Saint Louis Art Museum, the United Way of Greater Saint Louis and Webster University in Saint Louis. Additionally, he is a member of the Board of Directors of the American Council of Life Insurance.

        Mr. John Peters MacCarthy is the immediate past Chairman and Chief Executive Officer of Boatmen's Trust Company, a position he held from 1988 until his retirement in 1994. He served as President and Chief Executive Officer of Centerre Bank National Association from 1984 until 1988. He served as an officer of Centerre Trust Company from 1969 until 1979, when he was named Chief Executive Officer and a Director of Centerre Trust Company. He was a Partner in the law firm of Bryan, Cave, McPheeters and McRoberts in Saint Louis, Missouri from 1959 to 1968. Mr. MacCarthy serves on the Board of Directors of Union Electric Company. Mr. MacCarthy is a Trustee of Washington University and of the Saint Louis Art Museum.

        Mr. John D. Macomber has been Principal of JDM Investment Group, a private investment firm, since 1992. From July, 1989 until November, 1992, Mr. Macomber was Chairman and President of the Export-Import Bank of the United States, in Washington, D.C., and, prior to that, was, successively, Chairman, President and Chief Executive Officer of Celanese Corporation, in New York City, and a Senior Partner with McKinsey & Company, Inc. He currently serves as a director of Bristol-Myers Squibb Company, Lehman Brothers Holdings Inc., Pilkington, Ltd., Textron Inc. and Xerox Corporation; as a director of the National Executive Services Corps, The Atlantic Council of the United States, The French-American Foundation and the George Bush Presidential Library Foundation; as Chairman of the Council for Excellence in Government, in Washington,

D.C.; as a member of the Advisory Board of the Center for Strategic and International Studies; and as a Trustee of Adelphi University, the Carnegie Institution of Washington and The Folger Library.

        Mr. William E. Maritz has been Chairman of the Board of Directors and Chief Executive Officer of Maritz Inc., a motivation, travel, training, communications and marketing research services company, during the past five years. From prior to April, 1991, Mr. Maritz served also as President of Maritz Inc., a position which he relinquished on July 9, 1991. Mr. Maritz serves as a director of Maritz Inc. and the General American Life Insurance Company and as a Trustee of Washington University.

        General Edward C. Meyer, Retired, served as Chief of Staff of the United States Army until 1983. He currently is Chairman of MITRETEK Systems and Managing Partner of Cilluffo Associates, L.P., a private investment group. He currently is a director of ITT Corp., ITT Industries, GRC International, Inc., Aegon USA, FMC Corporation and FMC--Nurol Savinma Sanayii A.S. (an FMC Corporation-Turkish joint venture). General Meyer is a Trustee of the George Catlett Marshall Foundation, and a member of the Board of Governors of the Smith Richardson Foundation, the Board of Overseers of the Hoover Institution and the Board of Advisors of the Center for Strategic and International Studies, in Washington, D.C., and is President of the Army Emergency Relief Association and Chairman of the Association of Graduates of the United States Military Academy, at West Point, New York.

        Mr. Harry E. Rich has been Executive Vice President and Chief Financial Officer of the Corporation during the past five years. Previously, Mr. Rich served as Senior Vice President of the Corporation. Mr. Rich serves as a director of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc.

        Mr. Jerry E. Ritter is Chairman of the Board of Directors of the Kiel Center sports and entertainment complex in Saint Louis and of the Saint Louis Blues Hockey Club of the National Hockey League. Mr. Ritter also is Chairman of the Board of Directors and Chief Executive Officer of Clark Enterprises, Inc., a holding company engaged in the management and operation of the Kiel Center. Mr. Ritter is a Consultant to Anheuser-Busch Companies, Inc., a company engaged in the brewing of beer and in providing family entertainment, where, from prior to April, 1991 through 1996, he was Executive Vice President and Chief Financial and Administrative Officer. Mr. Ritter is a director of The Earthgrains Company, The O'Gara Company and Omniquip International, Inc., and serves, also, as a member of the Board of Directors of the Automobile Club of Missouri and as a member of the Board of Commissioners of the Saint Louis Science Center.

        Mr. Daniel R. Toll serves as a corporate and civic director. Until March 31, 1985, Mr. Toll served as President of Walter E. Heller International Corporation, a financial services company. Mr. Toll serves as a director of A.
P. Green Industries, Inc., Kemper National Insurance Companies, Lincoln National Convertible Securities Fund, Inc., Lincoln National Income Fund, Inc., Mallinckrodt Inc. and NICOR Inc.

        Mr. Thomas A. Williams has been a Vice President of Brown Group, Inc. and President of Brown Shoe Company since January 13, 1994. He served as Chairman of Pagoda Trading Company, Inc. from 1989 until May 23, 1996 and as Vice President, International Operations of Brown Group, Inc. from March 3, 1993 until January 13, 1994, when he was elected as Corporate Vice President, Footwear Wholesaling of the Corporation and as President of Brown Shoe Company. Mr. Williams is a director and Vice Chairman of the Board of Directors of the Footwear Distributors and Retailers of America, and a director and Chairman of the Board of Directors of the Footwear Retailers of America Shippers' Association. Mr. Williams also serves on the Boards of Directors of the Fashion Footwear Association of New York and the Two/Ten International Footwear Foundation.

        There are no family relationships between any Directors or Executive Officers of the Corporation.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

        The following information is given for the Fiscal Years ended February 1, 1997, February 3, 1996 and January 28, 1995 concerning annual and long-term compensation for services rendered to the Corporation and its subsidiaries of those persons who at February 1, 1997 were the Corporation's Chief Executive Officer and the other four most highly compensated Executive Officers of the Corporation whose total salary and bonuses exceeded $100,000:

                                                     SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                         ANNUAL COMPENSATION                       AWARDS<F4>
                                                -------------------------------------    -----------------------------
                                                                                                           SECURITIES
                                                                         OTHER ANNUAL      RESTRICTED      UNDERLYING    ALL OTHER
                NAME AND                                       BONUS     COMPENSATION    STOCK AWARD(S)   OPTIONS/SARS  COMPENSATION
           PRINCIPAL POSITION           YEAR    SALARY ($)    ($)<F1>       ($)<F2>         ($)<F3>           (#)         ($)<F5>
           ------------------           ----    ----------    -------    ------------    --------------   ------------  ------------
    B. A. Bridgewater, Jr.              1996      725,000     164,140         -0-            581,875           -0-          11,051
    Chairman of the Board,              1995      725,000       -0-           -0-              -0-             -0-          11,101
    President and Chief                 1994      650,000     300,000         -0-            950,000           -0-          13,726
    Executive Officer

    Brian C. Cook                       1996      475,000       -0-           -0-              -0-            15,000         6,128
    Vice President of the               1995      475,000       -0-           -0-              -0-            32,500         6,032
    Corporation and                     1994      425,000     145,350         -0-            570,000           -0-           6,186
    President, Famous
    Footwear

    Gary M. Rich                        1996      330,000     192,720         -0-              -0-             8,000         5,504
    President, Pagoda                   1995      330,000       -0-           -0-              -0-            14,000         5,077
    U.S.A.                              1994      300,000      84,000         -0-            247,000           3,000         5,358

    Harry E. Rich                       1996      400,000      90,560         -0-              -0-            15,000         5,250
    Executive Vice                      1995      400,000       -0-           -0-              -0-            25,000         5,893
    President                           1994      350,000     165,000         -0-            380,000           -0-           6,277
    and Chief Financial
    Officer

    Thomas A. Williams                  1996      450,000     120,600         -0-              -0-            15,000         5,250
    Vice President of the               1995      450,000       -0-           -0-              -0-            35,000         5,295
    Corporation and                     1994      400,000     140,000         -0-            646,000           5,000         5,434
    President, Brown Shoe
    Company

------------------------

<F1> Amounts are earned and accrued during the Fiscal Years indicated, and are paid subsequent to the end of each Fiscal Year, pursuant to the Corporation's Annual Incentive Plan, described below.

<F2> The named Executive Officers received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of any such Officer's salary and bonus.

<F3> Restricted Stock Awards are valued by multiplying the closing market price of the Corporation's unrestricted stock on the date of grant by the number of shares awarded. Dividends are paid on Restricted Stock Awards at the same rate as paid to all Shareholders.

                                    10

     On February 1, 1997, Mr. Bridgewater held 81,250 Restricted Shares having a market value of $1,335,546.88, Mr. Cook held 32,250 Restricted Shares having a market value of $530,109.38, Mr. G. M. Rich held 10,250 Restricted Shares having a market value of $168,484.38, Mr. H. E. Rich held 18,250 Restricted Shares having a market value of $299,984.38, and Mr. Williams held 28,750 Restricted Shares having a market value of $472,578.13.

<F4> The Corporation has no long-term incentive plans other than those described below.

<F5> Includes in 1996 for Mr. Bridgewater: $5,250.00 to the Corporation's
     401(k) Plan, $4,920.00 in Corporation-paid group life insurance premiums and $880.88 in the Employee Stock Purchase Plan. Includes in 1996 for Mr.
     Cook: $5,393.83 to the Corporation's 401(k) Plan and $734.24 in the Employee Stock Purchase Plan. Includes in 1996 for Mr. G. M. Rich:
     $5,503.84 to the Corporation's 401(k) Plan. Includes in 1996 for Mr. H. E.
     Rich: $5,250.00 to the Corporation's 401(k) Plan. Includes in 1996 for Mr.
     Williams: $5,250 to the Corporation's 401(k) Plan. The Corporation has no other Plans providing for other kinds of compensation entitlements, including split-dollar life insurance arrangements, which otherwise would be required to be disclosed in this column.

ANNUAL INCENTIVE PLAN

        The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Incentive Awards granted under the Corporation's Annual Incentive Plan. Payments are based upon the achievement of financial objectives with respect to earnings and return on invested capital each year. Payments may vary in light of corporate or divisional performance (as appropriate) with respect to such financial objectives. Awards paid to Executive Officers pursuant to the Corporation's Annual Incentive Plan are included in the amounts stated in the second compensation column of the Summary Compensation Table on page 10 of this Proxy Statement.

RESTRICTED STOCK PLANS

        The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Restricted Stock granted under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994, as amended by the Shareholders at the 1996 Annual Meeting (the "1994 Plan"). Awards of Restricted Stock have also been made to the Corporation's Executive Officers and certain key management employees under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1987, as amended (the "1987 Plan"). With the
1994 Plan having been approved by the Shareholders of the Corporation at the 1994 Annual Meeting of Shareholders, the Corporation is not making any further Restricted Stock awards under the 1987 Plan.

        Under both Plans, shares of Restricted Stock are granted at no cost to the Participant and are delivered at the time of the grant, but are subject to forfeiture until certain specified conditions are met. Each certificate representing shares of Restricted Stock bears a legend referring to the Plan under which it was issued, the risk of forfeiture of the shares and the fact that such shares are non-transferable until the restrictions have been satisfied and the legend has been removed. The recipient of Restricted Stock is entitled to full voting and dividend rights with respect to such shares from the date of grant. Under both Plans, shares vest in the Participant and restrictions lapse as follows: one-half of the shares after four years from the date of grant, an additional one-fourth after six years and the remaining one-fourth after eight years. A Participant in a Plan is entitled to receive shares of Restricted Stock free of restrictions only if he or she is, at the time of the lapse of such restrictions, in the employ of the Corporation and has been continuously so employed since the date of grant, except in the case of retirement or death. If employment is terminated because of disability, the Participant will be treated as continuing in the employ of the Corporation for purposes of fulfilling the applicable restriction period. In the event (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party (each of which is deemed to be a "change of control"), then any unvested shares of Restricted Stock granted under either Plan shall immediately mature and vest in full.

        The Summary Compensation Table on page 10 of this Proxy Statement sets out in the fourth compensation column the value of the shares of Restricted Stock granted under either the 1987 Plan or the 1994 Plan to persons named in that table. Such shares have been included in the Stock Ownership Table on page 3 of this Proxy Statement.

RETIREMENT PLANS

        Substantially all salaried, full-time retail and store employees of the Corporation and designated subsidiaries, as well as the Corporation's Executive Officers, are eligible to participate in the Shareholder-approved Brown Group, Inc. Retirement Plan (the "Retirement Plan") after twelve months' employment and the attainment of 21 years of age. Terms of the Retirement Plan, which is funded by the Corporation, include, among others, provisions for normal, optional, early or deferred retirement benefits and for survivor benefits.

        Under the Retirement Plan, pensions are computed on a two-rate formula basis of .825 percent and 1.425 percent for each year of service. The .825 percent service credit is applied to that portion of the average annual salary for the five highest consecutive years during the last ten-year period that does not exceed the Social Security Wage Base (the portion of salary subject to the Federal Social Security Act), and the 1.425 percent service credit is applied to that portion of the average that exceeds said level.

        Certain key employees and Executive Officers are also eligible to participate in the Supplemental Executive Retirement Plan (the "Supplemental Plan"). The purpose of the Supplemental Plan is to supplement the benefits payable to Participants under the Retirement Plan which are otherwise reduced on account of the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Terms of the Supplemental Plan, among other things, provide for: an increase in the formula basis for salary in excess of the Social Security Wage Base; an early retirement benefit; the amount of benefits payable under the Plan to equal the excess (if any) of the amount which would have been payable to the Participant as a normal retirement benefit under the Retirement Plan without regard to the limitations of Sections 415 and 401(a)(17) of the Code less the Participant's normal retirement benefit under the Retirement Plan, taking into account the limitations of Sections 415 and 401(a)(17) of the Code; and payment, in lump sum value, of all benefits in the event of a "change of control" of the Corporation, defined in the same manner as in the 1987 Plan and the 1994 Plan above. The Supplemental Plan is unfunded. All payments to a Participant will be made from the general assets of the Corporation.

        In addition to the Retirement Plan and the Supplemental Plan, the Corporation has, incident to hiring, entered into separate agreements with four Executive Officers at various times, providing additional credited years of service over those for which the Executive is actually employed. One such Executive Officer currently is employed by the Corporation.

        The table on the following page shows the estimated annual retirement benefits payable to Participants, including Executive Officers, in the Retirement Plan on a straight life annuity basis, assuming normal retirement at age 65 during 1997. The benefits shown in the table below are not subject to deduction for Social Security or other offset amounts and also include benefits under the Supplemental Plan. The table does not reflect the effect of profit sharing balances on pension accounts. If the pension provided by the profit sharing balance exceeds the formula benefit for the period of employment preceding November 2, 1975, such excess is added to the total formula pension.

                                           PENSION PLAN TABLE
                                            YEARS OF SERVICE

   FINAL AVERAGE
       SALARY             10           15           20           25           30        35 OR MORE
   -------------       ---------    ---------    ---------    ---------    ---------    ----------
    $100,000........   $  12,775    $  19,162    $  25,549    $  31,936    $  38,324     $ 44,711

    $200,000........      27,425       41,137       54,849       68,561       82,274       95,986

    $300,000........      42,075       63,112       84,149      105,186      126,224      147,261

    $400,000........      56,725       85,087      113,449      141,811      170,174      198,536

    $500,000........      71,375      107,062      142,749      178,436      214,124      249,811

    $600,000........      86,025      129,037      172,049      215,061      258,074      301,086

    $700,000........     100,675      151,012      201,349      251,686      302,024      352,361

    $800,000........     115,325      172,987      230,649      288,311      345,974      403,636

        The credited years of service (including service by agreement) for purposes of determining benefits for each of the persons named in the Summary Compensation Table on page 10 are as follows: Mr. B. A. Bridgewater, Jr.--33; Mr. Brian C. Cook--16; Mr. Gary M. Rich--6; Mr. Harry E. Rich--13; and Mr. Thomas A. Williams--14. The dollar amounts shown in the first two columns of the Summary Compensation Table on page 10 are substantially the same as the compensation covered by the Retirement Plans.

        In 1944, the Shareholders approved the adoption of a Retirement Trust to which the Corporation, and those subsidiaries which had adopted the Trust, annually contributed six percent of their consolidated profits before taxes. The Corporation's final contribution was made for the Corporation's 1975 Fiscal Year. All full-time salaried employees and certain retail employees compensated by commissions with five years' service with the Corporation or subsidiaries which had adopted the Trust were eligible to participate.

        The Corporation's annual contributions to the Trust were allocated to the employees' accounts in proportion to each employee's salary.

        All Participants' accounts, including the Corporation's contributions thereto, became fully vested in the Participants on September 4, 1975. Cash contributions by employees have been returned to each contributing employee with interest at six percent per year to the date returned. The Retirement Trust, after the Corporation's final contribution for the 1975 Fiscal Year, was frozen on November 1, 1975, with account balances thereafter subject to change solely for future earnings and market adjustments.

        At retirement, each Participant under the Retirement Trust may receive his or her Retirement Trust benefit in the form of either a lump sum or a monthly annuity.

EMPLOYEE SAVINGS PLAN

        Under the Corporation's Employee Savings Plan, as amended, eligible employees (those who are 21 years of age or older and who have attained one year of service with the Corporation) may elect to have from 2 percent to 17 percent of their annual salaries, up to a present maximum amount of $9,500 per Plan Participant, invested in the Plan. The Corporation matches 75 percent of the first 2 percent investment and 50 percent of the additional investment up to the 6 percent level. Plan members employed prior to January 1, 1994 are 100 percent vested in their account balances at all times. Plan members employed on January 1, 1994 and thereafter are vested in the Corporation's matching contribution after five years. The Summary Compensation Table on page 10 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation which were allocated to the persons named in that table, exclusive of changes representing increases and declines during the periods in the market price of the Corporation's Common Stock, offset and reduced by dividends thereon and short-term interest derived from cash balances of contributions awaiting investment in such Common Stock. The full value of each Plan Participant's account is paid to each Plan member when he or she retires, leaves the employ of the Corporation or becomes permanently and totally disabled.

DIRECTORS' COMPENSATION

        The Corporation pays each non-employee Director of the Corporation an annual cash retainer of $17,500 and also pays an additional annual cash retainer of $2,000 to the Chairman of the Corporation's Audit Committee, the Chairman of the Corporation's Compensation Committee and the Chairman of the Corporation's Governance and Nominating Committee.

        The Corporation also pays each non-employee Director (a) a $1,000 fee for attendance at each meeting of the Board of Directors, (b) a $1,000 fee for attendance at each meeting of a standing committee of the Board of Directors and (c) a $1,000 fee to each non-employee Director who is a member of the Corporation's Executive Committee for attendance at each meeting of the Executive Committee. The Corporation also pays the premiums for Directors' and Officers' Liability insurance and Travel Accident insurance coverage for each Director. The Corporation has no Directors' retirement plan, and pays no additional Directors' remuneration to any Director who is an Officer or employee of the Corporation.

        Under the 1994 Plan, which was approved by the Corporation's Shareholders at the 1994 Annual Meeting of Shareholders, each non-employee Director in office on May 26, 1994 (the date the Plan became effective) received a grant of 1,000 shares of Brown Group Common Stock. Thereafter, each newly appointed non-employee Director is granted 1,000 shares on the date at which the Director is first elected to serve. In addition, each non-employee Director is granted 250 shares of Brown Group Common Stock annually, and each non-employee Director who serves as Chairman of the Corporation's Audit, Compensation or Governance and Nominating Committee is annually granted an additional 100 shares of Brown Group Common Stock.

STOCK OPTION PLANS

        The Corporation has options outstanding under the 1994 Plan and the 1987 Plan (both as described above). These Plans are administered by the Corporation's Compensation Committee. The Compensation Committee, in its discretion, based upon such factors as levels of responsibility and individual performance, makes determinations as to those persons who are considered to be key employees and who are therefore eligible for awards under these Plans. All options are granted at 100% of market value on the date of the grant and expire ten years from the date of grant. With the 1994 Plan having been approved by the Shareholders at the 1994 Annual Meeting of Shareholders, the Corporation will make no further awards under the 1987 Plan. In the event that (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any unexercisable options awarded under the 1987 Plan and the 1994 Plan shall be settled by the payment by the Corporation to the holder of such options of an amount equal to the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of the Corporation's Common Stock subject thereto.

        The following table shows information with respect to the options and Stock Appreciation Rights ("SARs") granted to the Executive Officers named in the Summary Compensation Table on page 10 during the past Fiscal Year:

                                               OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL REALIZABLE
                                                                INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                                           ----------------------------------------------------------     ANNUAL RATES OF STOCK
                                                              % OF TOTAL                                    PRICE APPRECIATION
                                                             OPTIONS/SARS                                     FOR OPTION TERM
                                                             GRANTED TO      AVERAGE                     ---------------------
                                            OPTIONS/SARS     EMPLOYEES IN   EXERCISE OR    EXPIRATION
NAME                                        GRANTED<F*>     FISCAL YEAR<F*>  BASE PRICE       DATE          5%($)       10%($)
----                                       -------------    --------------- ------------   ----------      --------    --------
B. A. Bridgewater, Jr...................        -0-              n/a            n/a            n/a           n/a         n/a

Brian C. Cook...........................   15,000/14,422     5.9%/22.4%       $16.875         2006         $159,189    $403,416

Gary M. Rich............................    8,000/2,580       3.1%/4.0%       $16.875         2006         $ 84,901    $215,155

Harry E. Rich...........................   15,000/12,688     5.9%/19.7%       $16.875         2006         $159,189    $403,416

Thomas A. Williams......................   15,000/14,422     5.9%/22.4%       $16.875         2006         $159,189    $403,416

---------------------
        <F*> All SARS were issued in tandem with options presented in this table.

        The following table shows information with respect to the unexercised options and SARs granted during the past Fiscal Year and in prior years to the Executive Officers named in the Summary Compensation Table on page 10 and with respect to option/SAR exercises by those persons during the past Fiscal Year:

                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                      NUMBER OF             VALUE OF
                                                                                      SECURITIES          UNEXERCISED
                                                                                      UNDERLYING          IN-THE-MONEY
                                                                                     UNEXERCISED          OPTIONS/SARS
                                                                                     OPTIONS/SARS          AT FY-END
                                                                                    AT FY-END (#)           ($)<F2>
                                               SHARES
                                            ACQUIRED ON            VALUE             EXERCISABLE/         EXERCISABLE/
NAME                                        EXERCISE (#)      REALIZED ($)<F1>      UNEXERCISABLE        UNEXERCISABLE
----                                        ------------      ----------------      -------------       ---------------
B. A. Bridgewater, Jr...................        -0-                 -0-             21,732/-0-               -0/-0-

Brian C. Cook...........................        -0-                 -0-             17,393/39,375       $12,500/$37,500

Gary M. Rich............................        -0-                 -0-             10,000/20,000       $ 5,000/$15,000

Harry E. Rich...........................        -0-                 -0-             27,699/33,750       $12,500/$37,500

Thomas A. Williams......................        -0-                 -0-             16,250/43,750       $12,500/$37,500

---------------------

<F1> Based on the difference between the mean market price on the date of exercise and the option price.

<F2> Based on the difference between the mean price at Fiscal Year-end and the option price.

LONG-TERM INCENTIVE PLANS

        The Corporation has no long-term incentive plans under which any of the Executive Officers named in the Summary Compensation Table on page 10 of this Proxy Statement received any award during the periods covered.

STOCK PURCHASE PLAN OF 1977

        Substantially all salaried and commissioned employees, including Executive Officers, may participate in the Stock Purchase Plan of 1977 after twelve months' employment with the Corporation. Under this Plan, stock may be purchased from the Corporation at 85 percent of its market value on the date of purchase, or it may be purchased by the Trustee in the open market. In the latter case, the Corporation and its participating subsidiaries contribute to the Plan an amount equal to 17.647 percent of the Participants' contributions, which is equivalent to 15 percent of the purchase price of the stock to the Participants.

        The Summary Compensation Table on page 10 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation to the Plan for the persons named in that table.

                        BOARD OF DIRECTORS AND STANDING
                            COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

        During the Fiscal Year ended February 1, 1997, the Board of Directors of the Corporation met at regular and special meetings on seven separate occasions. Each of the Directors attended not less than seventy-five percent (75%) of the meetings of the Board of Directors and of all committees of the Board of Directors of which each such person was a member. The Board of Directors has established standing Audit, Compensation, Executive and Governance and Nominating Committees.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors presently is composed of six members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. Each member of the Audit Committee is regarded as independent of the management of the Corporation and as free from any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as an Audit Committee member. The Chairman of the Audit Committee is appointed by the Board of Directors on the recommendation of the Board's Governance and Nominating Committee. The members of the Audit Committee serve for a term of one year or until their successors are appointed.

        The responsibilities of the Audit Committee are: to select the independent public accountants for the Corporation; to review with the independent public accountants their annual audit plans, including the degree of coordination with the Corporation's internal audit plans; to review proposed audit fees; to be informed of the use of the independent public accountants for significant management advisory services; to obtain explanations from management for all significant variances in the financial statements between years; to request an explanation of changes in accounting standards or rules that have an effect on the financial statements; to inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements; to inquire if there were any significant financial reporting issues discussed during the accounting period and, if so, how they were resolved; during private meetings with the independent public accountants, to request of them their opinions on various matters including the quality of financial and accounting personnel and the internal audit staff; to discuss with management and the independent public accountants the substance of any significant issues concerning litigation, contingencies, claims or assessments including tax matters, and to understand how such matters are reflected in the Corporation's financial statements; to review with the independent public accountants their recommendations on accounting procedures and internal controls arising from the annual audit as well as management's response to such recommendations; to review the internal audit plans and scopes; to review, at least annually, the status of compliance with the Corporation's Business Conduct Policies and to inquire as to whether there have been any reported cases of noncompliance or violations; and to instruct the independent public accountants and the internal audit staff that the Audit Committee expects to be advised if there are any areas that require its special attention.

        The members of the Audit Committee are Mr. Richard A. Liddy, Chairman; Mrs. Julie C. Esrey; Mr. John Peters MacCarthy; Mr. William E. Maritz; Mr. Jerry E. Ritter; and Mr. Daniel R. Toll. During the Fiscal Year ended February 1, 1997, the Audit Committee met on three separate occasions.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors presently is composed of six members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. The Chairman of the Compensation Committee is appointed by the Board of Directors on the recommendation of the Board's Governance and Nominating Committee. The members of the Compensation Committee of the Board of Directors serve for a period of one year or until their successors are appointed.

        The responsibilities of the Compensation Committee are: to determine the salaries and Annual Incentive Awards of the Officers and other executives and key management employees of the Corporation and its subsidiaries; to review and approve proposed changes in the salaries of other management employees; to approve the participation of executives and other key management employees in the Corporation's various compensation plans; to approve and recommend to the Board of Directors (where appropriate) any changes which are indicated in the Corporation's compensation programs; to monitor the Corporation's policies and practices regarding promotion and management development; to counsel senior management regarding assignment of responsibilities to managers; to ensure continuity of experienced, qualified management at senior levels within the Corporation; and to monitor the performance of the Chief Executive Officer and assure continuity in this position, making appropriate recommendations to the Board of Directors.

        The members of the Compensation Committee are Mr. Joseph L. Bower, Chairman; Mr. John Peters MacCarthy; Mr. John D. Macomber; General Edward C. Meyer, Retired; Mr. Jerry E. Ritter; and Mr. Daniel R. Toll. During the Fiscal Year ended February 1, 1997, the Compensation Committee met on three separate occasions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Of the members of the Compensation Committee identified in the preceding paragraph, none ever has been an employee of the Corporation or of any of its subsidiaries.

EXECUTIVE COMMITTEE

        The Bylaws of the Corporation provide that the Executive Committee of the Board of Directors, presently composed of Mr. B. A. Bridgewater, Jr., Chairman; Mr. Joseph L. Bower; Mr. Richard A. Liddy; Mr. William E. Maritz; and Mr. Harry E. Rich; shall have and may exercise, so far as is permitted by law, all of the powers and duties of the Board in the direction of the management of the business and affairs of the Corporation during the intervals between meetings of the Board of Directors which may lawfully be delegated to it by the Board of Directors, except with respect to certain categories of matters which expressly have been reserved to the full Board of Directors. The Executive Committee of the Board of Directors also performs Finance Committee functions. The Executive Committee did not meet during the Fiscal Year ended February 1, 1997.

GOVERNANCE AND NOMINATING COMMITTEE

        The Governance and Nominating Committee of the Board of Directors presently is composed of five members of the Board of Directors who are not Officers or employees of the Corporation or any of its subsidiaries. The Chairman of the Governance and Nominating Committee is appointed by the Board of

Directors on the recommendation of this Committee. Members of the Governance and Nominating Committee serve for a period of one year or until their successors are appointed.

        The responsibilities of the Governance and Nominating Committee are: to develop appropriate criteria for serving as a member of the Board of Directors and to screen, interview and recommend to the Board of Directors suitable candidates for positions on the Board of Directors; to evaluate the structure and composition of the Board of Directors, including the number and responsibilities of the Standing Committees of the Board and to recommend changes as indicated by this evaluation; to recommend chairmen and committee members of each of the Standing Committees of the Board of Directors; to review the elements and levels of Director compensation and the service of Directors and to recommend any changes as indicated by this review; and to recommend to the Board of Directors, prior to each Annual Shareholders' Meeting, suitable persons to be designated by the Board of Directors as nominees for election by the Shareholders to the office of Director of the Corporation, together with their placement within the Corporation's classified Board structure as it was adopted on November 2, 1954.

        The Governance and Nominating Committee will consider suggestions from all sources, including Shareholders, regarding possible Directorial candidates. Such suggestions should be submitted to the Vice President, General Counsel and Corporate Secretary of the Corporation, in the manner and within the time required by the Bylaws of the Corporation.

        The members of the Governance and Nominating Committee are Mr. William
E. Maritz, Chairman; Mrs. Julie C. Esrey; Mr. Richard A. Liddy; Mr. John D. Macomber; and General Edward C. Meyer, Retired. During the Fiscal Year ended February 1, 1997, the Governance and Nominating Committee met on four separate occasions.

                         COMPENSATION COMMITTEE REPORT

        The policy of the Compensation Committee of the Board of Brown Group, Inc. is to provide compensation programs that attract, motivate, and help retain a highly qualified management team to meet the special management requirements of this Corporation. These programs are not only central to the successful operation of the stable and growing elements of the Corporation, but also provide important incentives to management responsible for restructuring, renewal and rebuilding. In these two ways the programs align closely the interests of management with those of Shareholders.

STATEMENT OF PURPOSE

        THE COMMITTEE BELIEVES THAT COMPENSATION PROGRAMS MUST BE IN PLACE TO ENABLE THE CORPORATION TO ATTRACT A LIMITED NUMBER OF EXECUTIVES WITH CRITICAL EXPERIENCE FOR KEY POSITIONS, AND TO RETAIN AND MOTIVATE STRONG, CAPABLE MANAGEMENT DURING AN EXTENDED PERIOD OF CHANGE AND REBUILDING. At the same time, the cost of management compensation must bear a reasonable relationship to the performance of the Corporation and the total return to Shareholders on their investment in the Corporation. The purposes of the programs approved and actions taken by the Compensation Committee continue to be as follows:

  * Encourage and reward an entrepreneurial spirit and business success each year in the operating divisions of the Corporation, and, at the same time, build the structure and teamwork necessary for profitable long-term growth in the footwear business.

  * Recognize and reward success in identifying and implementing necessary structural changes, including consolidation and closing of business units and retail stores and associated overhead reduction throughout the Corporation; with special emphasis on developing valuable new business initiatives.

        Success in making these changes over time, and continued aggressive management of the Corporation's growth businesses continue to position the Corporation to move forward with encouraging prospects.

  * Provide executives who succeed within the Corporation the opportunity to build capital value through stock options and restricted stock, as long as Shareholders build corresponding value; and, conversely, give executives strong disincentives to join competitors in businesses often characterized by executive job-switching.

CASH PAY LEVELS

        To achieve these purposes, the Committee has set total cash compensation levels that are reasonable in view of the practices of other footwear companies, including the "Peer Group" companies reflected in the tables following this report, and other large companies with whom Brown Group competes for management. Competitive survey data for industry-related and other large companies and "Peer Group" companies is provided by an independent compensation consulting firm. In this total cash compensation program, a combination of the executive's salary and a target annual incentive payment approximates competitive total cash pay. Salaries are reviewed annually and are determined based on the Committee's evaluation of this competitive survey data, specific executive responsibilities, the changing nature of these responsibilities, performance, and the competitive environment for attracting and retaining footwear executives. Total cash compensation each year can be increased or decreased substantially by the Committee by awarding an annual incentive payment based on each recipient's performance in achieving objectives established by the Committee at the beginning of the year. The competitive survey data described above have indicated that these practices have placed Brown Group's total cash pay levels generally near the median of the "Peer Group" companies cited previously, and generally in the mid-range of other large retail-oriented companies with whom Brown Group competes for management. The amount of the annual incentive payment portion of total cash compensation each year has historically been based half on the achievement of specific financial objectives, and half upon achievement of specific management objectives.

        HOWEVER, IN VIEW OF THE CORPORATION'S POOR FINANCIAL PERFORMANCE IN 1995, A MODIFIED INCENTIVE PLAN WAS PUT IN PLACE FOR 1996 WHICH WAS TIED ENTIRELY TO ACHIEVEMENT OF IMPROVED FINANCIAL OBJECTIVES, AND PROVIDED FOR LOWER CASH INCENTIVE PAYMENTS THAN HAD PREVIOUSLY BEEN AVAILABLE.

        This Plan provided for total incentive payments of $2.3 million if financial objectives including earnings per share of $1.38, or divisional goals and other financial plans consistent with that level of earnings, were achieved. Actual Corporate performance overall included earnings per share of $1.15, substantially better than in 1995, although lower than planned levels. Divisional performance compared to Plan varied widely, although solid progress was made throughout the Corporation. Considering these factors, the Committee approved total incentive compensation payments of $1.8 million or approximately 53% of historical on-budget payout levels, and approximately 78% of the planned incentive payments for 1996.

LONG-TERM STOCK INCENTIVES

        The Committee also administers a long-term stock option and restricted stock program. Shareholders strongly endorsed the use of stock options and restricted stock in 1996 by increasing the shares available for stock option and restricted stock awards by 825,000 shares by a vote of more than 92% of the votes cast. Stock option and restricted stock grants to senior management in 1996, and in the past several years, have closely aligned the interests of management with those of Shareholders. Additionally, because of the 8-year holding period required prior to the full lapse of restrictions, restricted stock awards have been an important influence in executive retention. THE SIZE OF RESTRICTED STOCK AND STOCK OPTION GRANTS HAS BEEN BASED ON COMPARISON WITH THE PRACTICES OF OTHER FOOTWEAR COMPANIES, INCLUDING THE "PEER GROUP"
COMPANIES REFLECTED IN THE TABLE FOLLOWING THIS REPORT, AND OTHER LARGE COMPANIES WITH WHOM BROWN GROUP COMPETES FOR MANAGEMENT. Comparative long-term stock incentive practices of these companies are surveyed periodically by an independent compensation consulting firm, and such a survey was conducted and reviewed by the Committee in 1997. We observe that our practices in granting stock awards have been generally competitive with those of the "Peer Group" companies cited previously; in 1996, somewhat larger stock option grants were made to selected key executives, in part in recognition of the lower available cash incentive payments discussed previously.

CEO COMPENSATION

        The Committee maintained the salary of the Chief Executive Officer for 1996 at the $725,000 level. However, consistent with the financial objectives and financial results of the Corporation in 1996, an incentive payment of $164,140 was awarded, whereas no payment was made in 1995 when the Committee determined that the Corporation's financial results did not justify a payment. As indicated above, the incentive plan provided for payments tied directly to the level of achievement of the Corporation's financial objectives, and the Corporation's 1996 financial results were within the range required to earn this payout.

RESTRICTED STOCK AND STOCK OPTION AWARDS

        While no stock options were granted to the Chief Executive Officer in 1996, a restricted stock award of 35,000 shares was made to him. For other Executive Officers, no restricted stock grants were made, but stock option grants for an aggregate of 123,000 shares were made to 13 such Executive Officers of the Corporation. The restricted stock awards made to the Chief Executive Officer and the stock option grants made to other Executive Officers in 1996 were determined by the Committee on the basis of the factors discussed above with respect to the cash and long-term stock incentive compensation of the Executive Officers, and on the Committee's judgment as to the level at which such awards would, in each particular case, serve the purpose of restricted stock and stock option grants: to continue to align the interests of management with those of Shareholders, and to strengthen management's commitment to the Corporation.

        The Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the additional four Executive Officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. In 1996, no Brown Group executive received compensation of $1 million or more. The policy of the Committee related to this statutory provision is to establish and maintain a compensation program that maximizes the creation of long-term Shareholder value. Action is expected to be taken to qualify the Corporation's compensation approaches for deductibility to the extent consistent with the objectives of the Corporation's executive compensation program and with maintaining competitive compensation.

                                  Respectfully submitted,

                                  COMPENSATION COMMITTEE OF THE
                                  BROWN GROUP, INC. BOARD OF DIRECTORS

                                  MR. JOSEPH L. BOWER, CHAIRMAN
                                  MR. JOHN PETERS MACCARTHY, MEMBER
                                  MR. JOHN D. MACOMBER, MEMBER
                                  GENERAL EDWARD C. MEYER, RETIRED, MEMBER
                                  MR. JERRY E. RITTER, MEMBER
                                  MR. DANIEL R. TOLL, MEMBER

                        PERFORMANCE OF THE CORPORATION

        Set forth below is a line graph comparing the annual percentage change in the cumulative total Shareholder return on the Corporation's Common Stock against the cumulative total return of two assumed Peer Group Indices and the Standard & Poor's Composite-500 Index, with investment weighted based on market capitalization. The Corporation's Fiscal Year ends on the Saturday nearest to each January 31; accordingly, share prices are as of the last business day in each Fiscal Year.

                                            COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                                  1/29/93               1/28/94               1/27/95               02/02/96              01/31/97
                                  -------               -------               -------               --------              --------
   Brown Group, Inc.      / /     $119.13       / /     $147.97       / /     $141.45       / /     $ 63.03       / /     $ 83.16

    Peer Group No. 1       *      $ 95.72        *      $ 82.57        *      $ 71.53        *      $ 75.58        *      $118.71

    Peer Group No. 2     (dia)    $ 92.85      (dia)    $ 74.63      (dia)    $ 49.13      (dia)    $ 44.51      (dia)    $ 75.28

       S&P 500 Index       X      $110.58        X      $123.89        X      $125.09        X      $173.55        X      $219.26

                                  [GRAPH]

        The following table is derived from the data shown in the foregoing line graph and is intended to assist Shareholders in evaluating their total returns on an annual basis for various holding periods.

                            COMPOUND ANNUAL RATES OF TOTAL RETURN TO SHAREHOLDERS<F*>

                                   5 Year          4 Year           3 Year          2 Year          1 Year
                            ---------------------------------------------------------------------------------
         Brown Group, Inc.        -3.62%           -8.59%          -17.48%         -23.33%          31.93%
                            ---------------------------------------------------------------------------------
          Peer Group No. 1         3.49%            5.53%           12.86%          28.83%          57.06%
                            ---------------------------------------------------------------------------------
          Peer Group No. 2        -5.52%           -5.11%            0.29%          23.79%          69.13%
                            ---------------------------------------------------------------------------------
             S&P 500 Index        17.00%           18.67%           20.96%          32.39%          26.34%
                            ---------------------------------------------------------------------------------

                             <F*> For indicated holding periods, in Fiscal Years of the Corporation corresponding to the previous graph, ended January 31, 1997.

        The Peer Group No. 1 Index depicted in the foregoing line graph and table consists of six companies believed to be engaged in similar businesses:
Edison Brothers Stores, Inc., GENESCO Inc., Nine West Group, Inc., The Stride Rite Corporation, The United States Shoe Corporation and Wolverine World Wide, Inc. The Peer Group No. 2 Index depicted in the foregoing line graph and table includes Edison Brothers Stores, Inc., GENESCO Inc., The Stride Rite Corporation and Wolverine World Wide, Inc. This is the original peer group established in 1992, adjusted to reflect the acquisition of The United States Shoe Corporation's footwear business by Nine West Group, Inc. and the Corporation's divestiture of its fabric business. As a result of the changing nature and character of the footwear industry, the Corporation intends to consider the establishment of a suitably modified Peer Group to reflect such changed conditions as may have appeared or may appear in the present and succeeding Fiscal Years of the Corporation. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These indices are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of the Corporation's Common Stock.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and with the New York and Chicago Stock Exchanges. Executive Officers, Directors and greater-than-ten-percent Shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

        Based solely on review of the copies of such reports furnished to the Corporation, or written representations that no such reports were required, the Corporation believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the Fiscal Year ended February 1, 1997.

                                    VOTING

        Under the New York Business Corporation Law (the "BCL") and the Corporation's Certificate of Incorporation, the presence, in person or represented by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of Shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by Proxy, at the Annual Meeting will be counted as present, regardless of whether the holder of the shares or Proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter. Once a quorum of Shareholders is established, the affirmative vote of a plurality of the shares which are present in person or represented by Proxy at the Annual Meeting is required to elect each Director. The affirmative vote of a majority of the shares which are present in person or represented by Proxy and entitled to vote at the Annual Meeting is required to act on any other matter properly brought before the Annual Meeting.

        Shares represented by Proxies which are marked "vote withheld" with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by Proxies which are marked "abstain" with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote. Shares represented by Proxies which deny the Proxy-holder discretionary authority to vote on a proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote.

        The Corporation knows of no other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such Proxies.

                             SHAREHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

        Proposals of eligible Shareholders intended to be presented at the 1998 Annual Meeting, currently scheduled to be held on May 28, 1998, must be received by the Corporation by December 17, 1997 for inclusion in the Corporation's Proxy Statement and Proxy relating to that meeting. Upon receipt of any such proposal, the Corporation will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

        In order for a Shareholder to nominate a candidate for Director, under the Corporation's Bylaws timely notice of the nomination must be received by the Corporation in advance of the meeting. Ordinarily, such notice must be received by the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by such Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The Shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as
(a) the name, age, business and residence addresses, occupation and shares held of such person; (b) any other information relating to such nominee required to be disclosed in the Proxy Statement; and (c) the name, address and shares held by the Shareholder.

        In order for a Shareholder to bring other business before a Shareholder meeting, under the Corporation's Bylaws timely notice must be received by the Corporation within the time limits described above. A Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting various information regarding the proposal, including (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons therefor, (b) the name and address of such Shareholder proposing such business, (c) the number of shares of Common Stock of the Corporation which are beneficially owned by such Shareholder and (d) any material interest of such Shareholder in such business. These requirements are separate from and in addition to the requirements a Shareholder must meet to have a proposal included in the Corporation's Proxy Statement.

        In each case, notice must be given to the Vice President, General Counsel and Corporate Secretary of the Corporation, whose address is 8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029. Any Shareholder desiring a copy of the Corporation's Bylaws will be forwarded one without charge upon written request from such individual.

                             INDEPENDENT AUDITORS

        Ernst & Young LLP were the auditors for the Corporation for the year ended February 1, 1997, and the Board of Directors, on the recommendation of its Audit Committee, has engaged that firm as auditors for the year ending January 31, 1998. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions that may be raised, and they will have an opportunity to make a statement, if they so desire.

                                 MISCELLANEOUS

        The Corporation will bear the cost of solicitation of Proxies. Proxies will be solicited by mail. They also may be solicited by Executive Officers and regular employees of the Corporation personally or by telephone or telegram, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred therein.

        Even though you plan to attend the meeting in person, please sign, date and return the enclosed Proxy promptly. The person giving a Proxy has the power to revoke it, at any time before it is exercised, by giving written notice of revocation to the Vice President, General Counsel and Corporate Secretary of the Corporation or by duly executing and delivering a Proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by Proxies received in time to be counted at the Annual Meeting will be voted. A postage paid, return addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

                                         ROBERT D. PICKLE
                                         Vice President, General Counsel
                                         and Corporate Secretary

8300 Maryland Avenue
Post Office Box 29
St. Louis, Missouri 63166-0029
April 16, 1997

                                                                      EXHIBIT 1

                                  ARTICLE II

        "Section 1. Number. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the stockholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these Bylaws, as aforesaid, the number of directors of the Corporation shall be twelve. Such directors shall be classified in respect of the time for which they shall severally hold office, by dividing them into three classes consisting of four directors each. At each annual election, the successors of the directors of the class whose term shall expire in that year, shall be elected to hold office for the term of three years so that the term of office of one class of directors shall expire in each year. The Board of Directors shall not choose as a director to fill a temporary vacancy any person over the age of seventy years, and shall not recommend to the stockholders any person for election as a director for a term extending beyond the Annual Meeting of Stockholders following the end of the calendar year during which he attains his seventieth birthday, provided, however, that this shall not apply to directors elected or holding office, at the time of the Annual Meeting of Stockholders in 1967; and provided further, that this shall not prevent the designation by the Board of such person as an Honorary Director, to serve without vote."

                           [LOGO] BROWN GROUP, INC.

   8300 Maryland Avenue, Post Office Box 29, St. Louis, Missouri 63166-0029


                                                  April 16, 1997

             Dear Shareholder:

                 The Annual Meeting of Shareholders of Brown
             Group, Inc. will be held on the 22nd day of May, 1997, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri.

                 It is important that your shares be represented
             at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.



                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
-------------------------------------------------------------------------------
                               BROWN GROUP, INC.

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR
                          ANNUAL MEETING MAY 22, 1997

The undersigned hereby constitutes and appoints B. A. Bridgewater, Jr., Harry
E. Rich and Robert D. Pickle, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of BROWN GROUP, INC., to be held in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri, on Thursday, May 22, 1997, at 11 o'clock a.m., and at any adjournments thereof, and to vote all the shares of Common Stock of the Corporation standing on the books of the Corporation in the name of the undersigned as specified on the reverse side hereof and in their discretion on such other business as may properly come before the meeting.

                                               Dated: ___________________, 1997

                                               --------------------------------

                                               --------------------------------
                                                 Signature of Shareholder

                                                  THIS PROXY MUST BE SIGNED
                                                          EXACTLY AS
                                                     NAME APPEARS HEREON.

                                           Executors, administrators, trustees,
                                           etc. should give full titles as
                                           such. If the signer is a
                                           corporation, please sign full
                                           corporate name by duly authorized
                             (over)        officer.

              IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE
                       PROXY BELOW AS SOON AS POSSIBLE.
                 BY DOING SO, YOU MAY SAVE THE CORPORATION THE
                      EXPENSE OF ADDITIONAL SOLICITATION.




                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
-------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---

ELECTION OF DIRECTORS:

Nominees: Joseph L. Bower, Harry E. Rich, Jerry E. Ritter and Thomas A.
Williams.

/ /  VOTE FOR all nominees listed.

/ /  VOTE FOR all nominees listed, except: _____________________

/ /  VOTE WITHHELD from all nominees.

This proxy when properly executed will be voted in the manner directed by the undersigned Shareholder. If no direction is made, this proxy will be voted for the Proposal, as recommended by the Board of Directors.

           --------------------------------------------------------
                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                   FORM PROMPTLY USING THE ENCLOSED ENVELOPE
           --------------------------------------------------------

                                    Appendix

Page 21 of the printed Proxy contains a performance graph. The information in the graph is set forth in the table which appears before said graph.